UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2015

MACROGENICS, INC.

 (Exact Name of Registrant as Specified in Charter)
Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

MacroGenics, Inc. (the "Company"), entered into a contract with the National Institute of Allergy and Infectious Diseases ("NIAID"), effective as of September 15, 2015, to perform product development and to advance therapeutic product candidates DART-1 and DART-2, both based on MacroGenics' proprietary Dual-Affinity Re-Targeting (DART®) technology. Under this contract, the Company will develop these product candidates for Phase 1/2 Clinical Trials as therapeutic agents, in combination with latency reversing treatments, to deplete cells infected with human immunodeficiency virus ("HIV") infection. This contract includes a base period of $7.5 million to support development of DART-1 through Investigational New Drug application filing with the Food & Drug Administration, as well as up to $17 million in additional development funding via NIAID options. Should NIAID fully exercise such options, the Company could receive total payments of up to $24.5 million. The total potential period of performance under the award is from September 15, 2015 through September 14, 2022.

The contract contains terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract or order the Company to stop all or any part of the work under the contract at the government's discretion.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015	MACROGENICS, INC.
	By:	/S/ATUL SARAN Atul Saran Sr. VP and General Counsel